As filed with the Securities and Exchange Commission on April 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

under

The Securities Act of 1933

VALERITAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	46-5648907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(908) 927-9920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John E. Timberlake

Chief Executive Officer

Valeritas Holdings, Inc.

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(908) 927-9920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa Steven M. Cohen Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, New Jersey 08540 (609) 919-6600	Robert F. Charron, Esq. Joseph A. Smith, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-223903)

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a “smaller reporting company” or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$4,548,250	$566.26

(1)            Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $23,023,000 on a Registration Statement on Form S-1 (File No. 333-223903) which was declared effective on April 23, 2018. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $4,548,250 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-223903).

(2)            Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an increase in the proposed maximum aggregate offering price of $27,571,250, including the underwriters’ over-allotment option. The contents of the Registration Statement on Form S-1 (Reg. No. 333-223903) filed by Valeritas Holdings, Inc. on March 26, 2018, as amended, and declared effective by the Securities and Exchange Commission on April 23, 2018, including all amendments and exhibits thereto and all information incorporated by reference therein, are incorporated herein by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Friedman LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-223903)).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on April 23, 2018.

VALERITAS HOLDINGS, INC.

By:	/s/ John E. Timberlake
John E. Timberlake Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Timberlake	Director, Chief Executive Officer and President	April 23, 2018
John E. Timberlake	(Principal Executive Officer)

/s/ Erick Lucera	Chief Financial Officer	April 23, 2018
Erick Lucera	(Principal Financial Officer)

/s/ Mark Conley	Vice President, Corporate Controller and Treasurer	April 23, 2018
Mark Conley	(Principal Accounting Officer)

*	Director	April 23, 2018
Katherine Crothall, Ph.D.

*	Director	April 23, 2018
Luke Düster

*	Director	April 23, 2018
Joe Mandato, D.M.

*	Director	April 23, 2018
Rodney Altman, M.D.

*	Director	April 23, 2018
Peter Devlin

*	Director	April 23, 2018
Brian K. Roberts

*By	/s/ John E. Timberlake
John E. Timberlake
Attorney-in-fact

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